UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2024

HIMALAYA TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its Charter)

nevada	000-55282	26-0841675
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

108 Scharberry Lane #2, Mars, PA 16046

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	HMLA	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Himalaya Technologies, Inc. is referred to herein as “Himalaya”, “we”, “us”, or “the Company”.

Item 7.01 Regulation FD Disclosure.

On February 10, 2024, we offered to invest in a developer and provider of artificial intelligence (“AI”)-based early cancer detection technology and services utilizing several dozen unique tests for lung cancer, breast cancer, and other cancerous diseases. We have offered a minority ownership position of our equity capitalization to the Target in exchange for an exclusive license to resell testing services to the smart kiosk and smart chair markets in the telehealth, emergency medical clinic, K12, college and university, nursing home, retirement community, municipal government, big box, and grocery store markets. Additionally, we are negotiating an option to buy 5% of the Target’s business at an approximate €500 million valuation (subject to potential adjustments on a lower round) in order to spin-out/spin-off the Company to our shareholders, subject to regulatory and legal review, and align our Companies’ strategic interests.

On February 11, 2024, we offered to exchange a minority ownership of our equity capitalization for a like stake in a manufacturer of patented smart kiosks and smart chairs designed for the telehealth, emergency medical clinic, K12, college and university, nursing home, retirement community, municipal government, big box, and grocery store markets. Additionally, we are negotiating a dealer, reseller, or master agent agreement to directly offer the products along with AI-driven disease detection services. Subject to regulatory and legal review, we intend to spin-out/spin-off the Target to our shareholders or merge with the Target to align our Companies’ strategic interests.

We are in the process of engaging healthcare consultants and financial advisors to advise us during a proposed 30-day exclusive process towards closing. Both Targets have engaged investment bankers to manage their capital formation processes as they seek growth funding and go public paths. There are no assurances we will be successful in financing or closing the Transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIMALAYA TECHNOLOGIES, INC.

Date: February 12, 2024	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer